Exhibit 99.1

The Hillshire Brands Company

3500 Lacey Road

Downers Grove, IL 60515

News

Release Date: Contact:	FOR IMMEDIATE RELEASE Media: Mike Cummins, +1.630.598.8412 Analysts: Melissa Napier, +1.630.598.8739

THE HILLSHIRE BRANDS COMPANY ANNOUNCES COMPLETION OF

SPIN-OFF AND PAYMENT OF SPECIAL CASH DIVIDEND

Downers Grove, Ill., June 28, 2012 — The Hillshire Brands Company (NYSE: HSH), formerly Sara Lee Corporation, today completed the previously announced separation of its international coffee & tea business. The separation was effected as follows:

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A distribution of all of the common stock of the U.S. subsidiary that held Sara Lee’s international coffee and tea business (“CoffeeCo”) was made to an exchange agent on behalf of the Sara Lee shareholders of record as of the close of business on June 14, 2012 (the “record date”).

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Immediately after the distribution of the CoffeeCo common stock, CoffeeCo paid a $3.00 per share special dividend. The dividend was paid to CoffeeCo’s shareholders of record as of the time immediately after the distribution of the CoffeeCo common stock, which were the Sara Lee shareholders of record as of the close of business on the record date.

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After the payment of the $3.00 special dividend, CoffeeCo merged with a subsidiary of D.E MASTER BLENDERS 1753 N.V., with CoffeeCo surviving the merger as a subsidiary of D.E MASTER BLENDERS 1753, each share of CoffeeCo common stock was exchanged for one ordinary share of D.E MASTER BLENDERS 1753, and the exchange agent began the process of distributing all of the ordinary shares of D.E MASTER BLENDERS 1753 to the CoffeeCo shareholders, which were the Sara Lee shareholders of record as of the close of business on the record date. The D.E MASTER BLENDERS 1753 ordinary shares are expected to be delivered in book entry form on or about July 9, 2012. Cash will be paid in lieu of any fractional ordinary shares of D.E MASTER BLENDERS 1753.

•	Immediately following the separation, Sara Lee completed a 1-for-5 reverse stock split of its shares of common stock and changed its name to The Hillshire Brands Company.

On June 29, 2012, Hillshire Brands common stock will begin “regular way” trading on the New York Stock Exchange under the ticker symbol “HSH.” D.E MASTER BLENDERS 1753 ordinary shares will continue to trade on NYSE Euronext Amsterdam on an “as-if-and-when-issued” basis until July 9, 2012 when the shares will begin “regular way” trading under the ticker symbol “DE.”

“The completion of the D.E MASTER BLENDERS 1753 spin-off is a significant milestone for shareholders and employees, as it creates two pure-play companies that will pursue success independently,” said Jan Bennink, former executive chairman of Sara Lee Corp. and chairman of the board, D.E MASTER BLENDERS 1753. “I want to thank our employees around the world for their efforts in reaching this momentous occasion.”

About The Hillshire Brands Company

The Hillshire Brands Company (NYSE: HSH) is the nation’s leader in meat-centric food solutions for the retail and foodservice markets. The company generates nearly $4 billion in annual sales and has approximately 8,500 employees. Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells and Gallo Salame. The company, formerly known as Sara Lee Corporation, began trading under the “HSH” ticker symbol on June 29, 2012, following the successful spinoff of its international coffee and tea business. For more information on the company, please visit www.hillshirebrands.com.

Forward-Looking Information

This press release and other documents and statements of Hillshire Brands contain certain forward-looking statements, including with respect to the separation transactions. In addition, from time to time, in oral statements and written reports, Hillshire Brands discusses its expectations regarding its future performance by making forward-looking statements preceded by terms such as “expects,” “projects,” “anticipates” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data, as well as management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, Hillshire Brands wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Hillshire Brands’ actual results to differ from such forward-looking statements are those described in Sara Lee’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011, as revised or supplemented in subsequent reports on Forms 10-Q and 8-K.

In addition, Hillshire Brands’ results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where Hillshire Brands competes. Hillshire Brands undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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